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                                                                EXHIBIT 99.2(n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of our report, dated May 21, 1998, relating to the statement of assets and liabilities of Salomon Brothers High Income Fund II Inc, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
May 21, 1998